UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2013

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2013, Ashland Inc. entered into a letter agreement (the “Letter Agreement”) with John E. Panichella, Senior Vice President and President, Ashland Water Technologies, pursuant to which, among other things, Mr. Panichella will be paid (a) $500,000 if he remains an employee of Hercules Inc. through the date on which a definitive agreement for the proposed sale of the Ashland Water Technologies commercial unit is signed and (b) an additional payment of $500,000 if he remains an employee of Hercules Inc. through the closing date of the proposed sale.  The Letter Agreement also terminates an incentive award Mr. Panichella received in November 2012 under the Amended and Restated 2011 Ashland Inc. Incentive Plan in connection with his appointment as Group Operating Officer.

The Letter Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  The description of the material terms of the Letter Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
10.1	Letter Agreement between Ashland Inc. and John E. Panichella dated November 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

November 15, 2013	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Letter Agreement between Ashland Inc. and John E. Panichella dated November 13, 2013.